EXHIBIT 10.9
AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS
OF THE BRAINY BABY COMPANY, LLC

THIS AGREEMENT (the "Agreement") made and entered into this 23rd day of September, 2010, by and among ASSET RECOVERY ASSOCIATES, LLC as Assignee for the benefit of creditors of THE BRAINY BABY COMPANY, LLC. (the "Seller") and BRAINY ACQUISITIONS, INC. a Georgia corporation (hereinafter referred to as ''Buyer").

WITNESSETH

WHEREAS, prior to the execution of this Agreement, THE BRAINY BABY COMPANY, LLC (the "Assignor""), by Deed of Assignment (the "Deed of Assignment"), dated September 21, 2010, has assigned all of its assets to Seller. as Assignee, pursuant to Georgia Law;

WHEREAS, Seller, as Assignee. presently continues to conduct the business of the Assignor for the benefit of the creditors of the Assignor and not for its own account;

WHEREAS, the Assignor has been engaged in the business of producing and distributing DVDs and related items (the "Business");

WHEREAS, Buyer desires to purchase from Seller the certain assets of the Assignor set forth on Schedule I attached hereto (the "Purchased Assets");

WHEREAS, all sales proceeds payable to Seller, as a result of the transaction in this Agreement., shall he for the benefit of the creditors of Assignor; and

WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Seller desires to sell, assign, convey and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, the Purchased Assets.

NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and each intending to be legally bound hereby, the parties hereto agree as follows:

1.            Sale of Assets and Excluded Assets.

1.1 Sale of Assets. The Seller shall sell, convey, assign, transfer and deliver to Buyer, free and clear from all liens, mortgages, pledges, restrictions. security interests, charges, claims and other encumbrances whatsoever, (listed on Schedule I) and Buyer agrees to purchase from Seller, all of Seiler's right, title and interest in and to the Purchased Assets. Buyer acknowledges that there is a Lien on the Purchased Assets. as listed on Schedule 2, "Liens disclosed by The Brainy Baby Company, LLC to Asset Recovery Associates as Assignee for The Brainy Baby Company, LLC".

1.2  Excluded Assets. The Purchased. Assets do not include any other assets of the business equipment not specifically listed on Schedule I.

2.            Purchase Price and Payment.

2.1 Purchase Price. Subject to the terms and conditions set forth herein, the purchase price ( the "Purchase Price") for the Purchased Assets shall be $87,500.

2.2 Payments at Closing. On the Closing. the Buyer shall wire funds to:

Asset Recovery Associates, LLC Wachot ia Bank
Sandy Springs Branch
Atlanta, Georgia 30328
ABA 4061000227
Account 112000028629775

2.4 Expenses. Buyer and Seller shall he solely responsible for all of its own respective expenses in order to consummate the transactions contemplated herein, including independent broker fees, legal and financial advisor's fees.

3.            Buyer Does Not Assume Any Liability.

Buyer is not assuming any debt. account payable. contract, agreement, commitment, or other obligation or liability of the Seller or the Business, with the exception of those listed on Schedule III, ("Retained Liabilities").

4.            Closing and Deliveries.

The closing of the purchase and sale provided for herein (the "Closing") shall take place on the date hereof at a mutually agreed upon location by both parties.

4,1Closing Deliveries. At the Closing (or within thirty (30) days of Closing in the case of Section 4.1(a)(vii) below):

(a) The Buyer shall deliver to the Seller:

(i) the amount set' orth in Section 2.1;

(ii) a counterpart to the bill of sale (the "Bill of Sale") attached hereto as Exhibit A, duly executed by the Buyer:

(b) The Seller shall deliver to the Buyer:

(1)physical possession of the Delivered Purchased Assets (as identified on Schedule 1); a counterpart to the Bill of Sale, duly executed by the Seller;

4.2Further Assurances. The respective parties shall, from time to time after the date of closing, execute and deliver to each other any additional instruments and documents, in a form reasonably satisfactory to counsel for Buyer and for Seller, as may he necessary or appropriate to more effectively transfer and assign to and invest in the Buyer full, good and marketable title to the Purchased Assets or to consummate the transactions contemplated by this Agreement or the Bill of Sale.

5.              Representations and Warranties of the Seller.

5.1Title to Purchased Assets. The Seller has good and marketable title to all of the Purchased Assets, and the complete and unrestricted power and the unqualified right to sell, assign, transfer. convey and deliver the Purchased Assets to the Buyer, and will transfer and convey to the Buyer at the Closing, and the Buyeracquire at the Closing, good, valid and marketable title to the Purchased Assets free and clear of all known liens, restrictions, security interests, charges, claims and encumbrances except as disclosed on Schedule 2.

5.2Valid and Binding Agreement. The Seller has all requisite corporate power and authority to enter into this Agreement and the Bill of Sale (collectively, the "Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby . All necessary action on the part of the Seller, its board of directors, its shareholders. its creditors or otherwise, has been taken to authorize the execution and delivery of the Transaction Documents, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The Transaction Documents have been duly and validly executed and delivered by the Seller, and each constitutes a valid and binding agreement of the Seller, enforceable in accordance with its terms.

5.3Consents and Approvals. Except as set forth on Schedule 5.3, no permit, application, notice. transfer_ consent, approval, order, qualification_ waiver from or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by the Seller in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

5.5No Other contracts. The Seller has not entered into any other contract o sell any of the Purchased Assets.

5.6Bulk Sales Law. The transactions contemplated by this Agreement are exempt from the provisions of the Georgia Uniform Commercial Code Bulk Transfers Act, O.C.G.A. §11-6-10, etsue. pursuant to 0.C.G.A. § 11-6-103(2) and any other bulk sale or transfer laws.

5.7Absence of Undisclosed Liabilities. 1 he Seller has no material liabilities or obligations of any nature, except those liabilities and obligations fully disclosed in the Deed of Assignment.

6.            Seller's Obligations.

6.1Telephone and Fax Numbers. Seller will assign to the Buyer, to the extent assignable, at Closing the Seller's business telephone numbers, for the Business and fax number. Seller shall cooperate with Buy-er in obtaining a transfer of said telephone number(s) to Buyer, and Seller shall sign the necessary documents to effect such transfer.

6.2 Use of Business Name. The Seller agrees that. as of the Closing Date, it will cease to use the name "Brainy Baby", any derivative or combination thereof and any other trade names or trademarks included in the Purchased Assets in connection with their business activities. No later than five (5) business days alter the Closing Date. the Seller shall, at its expense, take all action required to change the name of the Seller in its jurisdiction of incorporation, evidence of which shall be promptly delivered to the Buyer.

7.            "AS IS" Transaction. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT EXCEPT AS SET FORTH IN THE TRANSACTION DOCUMENTS, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE PURCHASED ASSETS INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE PURCHASED ASSETS, THE PHYSICAL CONDITION OF ANY PURCHASED ASSETS, THE ENVIRONMENTAL CONDITION OR OTHER MATTER RELATING TO THE PHYSICAL CONDITION OF ANY REAL PROPERTY OR IMPROVEMENTS WHICH ARE THE SUBJECT OF ANY REAL PROPERTY LEASE, THE ZONING OF ANY SUCH REAL PROPERTY OR IMPROVEMENTS, THE VALUE OF 'H III PROPERTY (OR ANY PORTION 'THEREOF), THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELA-TING TO THE PROPERTY OR ANY PORTION THEREOF. WITHOUT IN ANY WAY LIMITING THE FOREGOING, SELI FR HEREBY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPI IED OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE PROPERTY. ACCORDINGLY, EXCEPT AS SET FORTH IN "THE TRANSACTION DOCUMENTS, BUYER WILL ACCEPT THE PROPERTY AT THE CLOSING "AS IS," "WHERE IS," AND "WITH ALL FAULTS."

9.   Entire Agreement: Modification.

This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all prior agreements, arrangements and understandings relative to said subject matter. No term or provision hereof may be changed, modified, terminated or discharged, in whole or in part. except by a writing which is dated and signed by all parties hereto. No waiver of any of the provisions or conditions of this Agreement or of any other rights, powers or privileges of a party hereto, shall be effective or binding unless in writing and signed by the party claimed to have consented or given such waiver.

10.   Miscellaneous.

(a) Survival of Representations and Ktrranties. All representations and warranties of the Seller contained in this Agreement or in any certificate executed and delivered by the Seller in connection with this Agreement shall survive one (1) year from the Closing Date; provided however that any intentional misconduct or intentional breach of representations and warranties or intentional non-fulfillment of any covenant on the part of the Seller contained in this Agreement, or any intentional misrepresentation or omission prom or non-fulfillment of any covenant on the part of the Seller contained in ally agreement, certificate or other instrument furnished or to be furnished to the Buyer from the Seller pursuant to this Agreement shall survive the Closing Date indefinitely, or for the maximum amount of time permitted by applicable law.

(h) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

(c) Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party. provided, however, that the Buyer may assign its rights hereunder to any of its lenders. as collateral security for its obligations to any such lenders and the Seller hereby consent to each such assignment. Notwithstanding anything herein to the contrary. (a) all covenants, representations, warranties and agreements of the parties contained herein shall be binding upon, inure to the benefit of and be enforceable by their respective successors and permitted assigns and (h) all obligations of the assignor shall continue to he enforceable against any such assignor notwithstanding such assignment.

(d) Notices. Should the Buyer or Seller be required under the terms of this

Agreement to send notice or payment to the other party. then the Buyer or Seller may deliver such notice in person or send it certified mail, return receipt requested to:

Asset Rectnery Associates ATTN: Katie Goodman
Seller:	333 Sandy Springs Circle, Suite 106
Atlanta, Georgia 30328

Buyer:	Brainy Acquisitions. inc. Tony Erwin
1000 Peachtree Industrial Blvd, Suite 6-482
Suwanee, GA 30024

        (e) Counterparts. This Agreement may be executed in two () or more counterparts, each of which shall be deemed an original. but all of which together shall constitute one and the same instrument.

(1)Time of the Essence. Time is of the essence as to all provisions of this
Agreement.

(g) Further Assurances. Buyer and Seller agree to fully cooperate and adjust for clerical errors, if any, and all closing documentation if deemed necessary or desirable to correct the documents executed in accordance with the Closina.

(h) Specific Performance. Each party hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that, in addition to any other remedy to which such party may be entitled at law or in equity, such party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this agreement, and the terms and provisions hereof:

Entire Agreement. The Transaction Documents, the schedules and exhibits hereto and thereto, and any other agreements or certificates delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all previous written or oral negotiations, commitments, representations and agreements.

(j)No Third Party Beneficiary. This Agreement is intended and agreed to be solely for the benefit of the parties hereto, and except as otherwise expressly set fOrth in this Agreement, no other party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

[Remainder 0f Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties duly authorized officers have executed this agreement as of the day and year first above written,

SELLER:
ASSET RECOVERY ASSOCIATES, LLC

BUYER:

BRAINY ACQUISITIONS, INC

Schedule I

Purchased Assets

All assets of The Brainy Baby Company, LLC including all of the assets conveyed to the Assignee of The Brainy Baby Company, LLC, in the Assignment for the Benefit of Creditors dated September 22. 2010. This includes any and all

Accounts Receivable Chattel Paper
Goods
Instruments
Documents
Commercial Tort Claims
Deposit Accounts Investment Property Inventory
Furniture and Fixtures Cash
Goodwill
Telephone numbers Facsimile number Website
Name
Prepaid expenses and Deposits
Customer Lists
General Intangibles
Film / Tape Master Libraries / DI.Ts
Broadcast Licenses. to the extent assignable
Computer Data and other information contained on the Seller's servers
Contracts, to the extent assignable
Insurance policies. to the extent assignable, and
Proceeds and Products of the foregoinu
[End of Text.]

Schedule II

Liens disclosed by The Brainy Baby Company. LLC to Asset Recovery Associates as Assignee

for The Brainy Baby Company, LLC

Lienholder	Amount

JP Morgan Chase	$ 49,220.76, Commercial Business Loan $ 40,077.00, Server Equipment Lease

HP Financial Services Avid	Business Equipment Lease which has been paid in full, UCC-1 to be released

First Citizens Bank as Successor to Georgian Bank has a lien in the amount of $345,575.94, such lien will be satisfied in receipt of payment of $82,500.

[End of Text.]

Schedule III
Retained Liabilities

HP Financial Services	Server Equipment Lease $40,077.00

[Remainder of Page Intentionally Left Blank]

Exhibit A
Bill of Sale

BILL OF SALE

For and in consideration of the sum of Ten and. No! I00 ($10.00) Dollars, receipt and sufficiency of which are hereby acknowledged, ASSET RECOVERY ASSOCIATES, Assignee for the benefit of creditors of THE BRAINY BABY COMPANY, LLC. (hereinafter collectively referred to as "Seller"), hereby transfers, conveys and assigns unto BRAINY ACQUISITIONS, INC, a Georgia Corporation (hereinafter "Buyer"), all of its right, title and interest in and to the following:

All those certain assets described in Schedule Ito the Agreement for the Purchase and Sale of Assets of The Brainy Baby Company, LLC between the parties (the "Agreement") including, but not limited to: (i) accounts receivable, (ii) inventory (iii) furniture and fixtures, (iv) goodwill, telephone number, facsimile number, and website. (iii) name, (iv) prepaid expenses and deposits, (v) customer lists and eneral intangible assets, of which Schedule Ito the Agreement is hereby incorporated herein by reference as though fully recited herein (All of the foregoing property and assets being hereinafter referred to collectively as the "Property").

Except as either warranted herein or in the Agreement, the Property herein described is conveyed AS IS, WHERE IS.

IN WITNESS WHEREOF, the undersigned has affixed its signature on this 23rd day of September, 2010.

"SELLER"

ASSET RECOVERY ASSOCIATES, Assignee for the benefit of the creditors of The Brainy Baby Company, LLC.

The undersigned, as Buyer. hereby accepts this Bill of Sale upon the conditions stated herein this 23rd day of September. 2010.